Creation Date Fri Mar  6, 1998  10:28 AM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 25 Beginning Date                     02/01/1998
Due Period 25 End Date                           02/28/1998
Determination Date                               03/10/1998
Remittance Date                                  03/16/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 18.0187344848

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.5236531850

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 431,974.36
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2930102268

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,793,149.51
      B. From Current Period                                     $ 3,995,816.77
      C. Change in Amount Between Periods (Lines B - A)            $ 202,667.26

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 491,804,866.21
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.333593538761

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 25,918,461.68
      B. Available Cash Collateral Amount Percentage            5.000000000579%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 25,918,461.68
      B. For the Next Collection Period                         $ 24,590,243.31